EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

      Agreement, dated as of April 17, 1998, by and between Novoste Corporation, a Florida corporation with offices at 4350-C International Boulevard, Norcross, GA 30093 (the "Company"), and Dr. Raoul Bonan, an individual currently residing at 9451 Cote St. Louis, Mirabel, Quebec, Canada G0N 1S0 (hereinafter referred to as the "Employee").

                             W I T N E S S E T H:

      WHEREAS, the Company and the Employee mutually desire to enter into an Employment Agreement with respect to the Employee's employment by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

  1.  Term and Position.

      Subject to Employee's receipt of any required work authorization from the Immigration and Naturalization Service, the Company agrees to employ the Employee as its Vice President and Medical Officer for the period (the "Employment Period") commencing on June 1, 1998 and continuing until terminated by either party in accordance with the terms of this Agreement. The Employee accepts such employment, agrees to perform the functions and duties incident to such position, and further agrees to perform such other services as shall from time to time be assigned to him by, or pursuant to authorization of, the Board of Directors of the Company and agrees to devote substantially all of his business time, skill and attention to such services. Employee shall report directly to the President of the Company.

      Notwithstanding the foregoing and any other agreement with the Company, the Company acknowledges and agrees that Employee has the following existing obligations, the performance of which by Employee (and the receipt by Employee of compensation therefor) shall not be deemed a breach of this Agreement:

      a. One day per week of research activities at Emory University.

      b. Consulting services for:

            i) Electromed International (cath lab)
            ii) AngioTrax Incorporated (TMR)
            iii) C.R. Bard Inc. (TMS)
            iv) InterVentional Technologies Incorporated
            v) Percu Surge Incorporated
            vi) Boston Scientific Corporation (Scimed)


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  2.  Compensation and Benefits.

      a. The Company shall pay to the Employee, and the Employee shall accept from the Company, for the Employee's services hereunder during the Employment Period, base compensation at the initial rate of $200,000 per annum, payable in accordance with the customary payroll policy of the Company and subject to such payroll deductions as are required by law. Such salary shall be subject to annual review by the Company's Board of Directors.

      b. The Company agrees to reimburse the Employee for all reasonable business expenses incurred by him during the Employment Period in connection with the performance of his services hereunder, including expenses incurred in connection with activities associated with promoting the business of the Company that are authorized from time to time by the Board of Directors, upon presentation by Employee of an accounting of such expenses in such detail as may be required by then-applicable tax laws.

      c. The Employee will be entitled to four (4) weeks paid annual vacation and shall participate at the Company's expense on the same basis, subject to the same qualifications, as other executive officers of the Company in any pension, savings, bonus (not pro-rated for partial years), hospitalization, long-term disability, and other fringe benefit plans (the "Fringe Benefits") generally available from time to time to executive officers of the Company.

      d. The Employee will be granted (i) 6,000 shares of the Company's common stock upon reporting for work which shares shall be registered for resale by the Employee at the next available opportunity other than an underwritten offering for the sole account of the Company and (ii) non-statutory options to purchase 100,000 shares of the Company's common stock under the Company's Amended and Restated Stock Option Plan (the "Plan"). The vesting schedule for such options shall be as follows:

            Options To Purchase           Vesting Date
            -------------------           ------------
            25,000 Shares                 June 1, 1999
            25,000 Shares                 June 1, 2000
            25,000 Shares                 June 1, 2001
            25,000 shares                 June 1, 2002

      The Employee must be employed by the Company on each Vesting Date in order for the applicable options to vest. The options, when vested, will be exercisable at a price per share equal to $24.00. All other terms shall be as specified in the Plan.

      e. The Company shall reimburse Employee up to $2,000 per month (grossed up for any required tax withholdings) in respect of rental accommodations until such time as Employee has purchased housing in the Norcross area, but in no event to exceed a period of twelve months. Except to the extent provided herein, the relocation policy of the Company, a copy of which has been provided to Employee, shall apply.


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  3.  Termination.

      a. For Cause.

      The employment of Employee hereunder may be terminated by the Company in the event of the occurrence of any of the following conditions or events: (i) the death of Employee or the failure of Employee to substantially perform his duties hereunder as a result of physical or mental incapacity, for either one continuous period of two (2) months or a total of three (3) out of any four (4) consecutive months ("Total Disability"); (ii) the entering by Employee of a plea of guilty or nolo contendere to, or the commission by Employee of, a felony or any other criminal act involving moral turpitude, dishonesty or theft; (iii) the failure or refusal of Employee to perform his duties hereunder (other than as a result of death, illness or other objective incapacity, including Total Disability); (iv) the commission by Employee of misconduct or insubordination in connection with his employment; (v) the commission by Employee of any willful or intentional act having the effect of injuring the reputation, business or business relationships of the Company; or (vi) any other material breach of this Agreement (or any of the other agreements referred to in Section 9) by Employee.

      b. Without Cause.

      This Agreement may be terminated by the Company at any time without cause, upon at least forty-five (45) days' prior written notice to Employee, subject to the payments set forth in subsection 3.c below.

      c. Compensation Upon Termination.

      In the event that Employee is terminated for cause (other than death, in which case the Company will pay to Employee's estate three months' base compensation, based on the Employee's base compensation rate in effect as of the date of death), as set forth in Section 3.a above, then the obligation of the Company to compensate Employee shall cease with the payment of all amounts accrued (including reimbursement of expenses properly incurred by Employee prior to termination) as of such date. In the event that Employee is terminated without cause on or after May 31, 1999, as set forth in Section 3.b above, then the Company shall be obligated to pay Employee as his sole compensation upon termination the sum of One Hundred Thousand Dollars ($100,000), in regular salary payments without setoff for new employment by Employee. If Employee is terminated without cause prior to May 31, 1999, then no severance shall be payable to Employee, unless the Company shall then have in place a written severance policy which is applicable to the Company's employees generally, in which case such general policy, if any, shall also be applicable to Employee.

      d. Termination by Employee.

      In the event that Employee chooses to terminate his services hereunder, Employee agrees to endeavor in good faith to provide the Company with not less than ninety (90) days' notice of such decision. Employee shall be entitled to his base pay and benefits through such date of termination.


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  4.  Exclusion from Patent Assignment.

      Notwithstanding the provisions of the Patent Agreement attached hereto and executed simultaneously herewith, Employee shall not be required to, and shall not be deemed to have assigned to the Company any patent or other intellectual property rights developed by Employee during the term of this Agreement except if and to the extent that such rights relate to the medical field of intravascular radiation therapy. Employee does, however, hereby grant the Company a right of first refusal to acquire any patent or other intellectual property rights developed by Employee during the term of this Agreement within the scope of his employment, such right to be exercised or waived by the Company within sixty (60) days of the Company's receipt of a written proposal therefor from Employee.

  5.  Immigration Status.

      The Company shall provide Employee with all reasonable legal assistance to secure Employee's lawful work and residence status and any renewals thereof during the term of this Agreement at the Company's sole cost and expense.

  6.  Successors and Assigns.

      This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Employment Agreement may not be assigned by either party hereto. A non-surviving merger by the Company or a sale of substantially all of the Company's assets to a single buyer in a single transaction shall not be deemed an assignment of this Agreement by the Company for this purpose.

  7.  Governing Law.

      This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

  8.  Notice.

      Any notice required hereunder shall be delivered by hand, sent by telecopy, or sent by registered or certified mail, addressed to the other party hereto at its address set forth above or at such other address as notice thereof shall have been given in accordance with the provisions of this Section 8. Any such notice shall become effective (a) when mailed, three days after having been deposited in the mail, postage prepaid, and (b) in the case of delivery by hand or telecopy, upon delivery.

  9.  Agreement; Amendment.

      This Agreement, together with the Confidentiality Agreement and Arbitration Agreement, Business Conduct Agreement, Conflict of Interest Agreement, Patent Agreement and Unfair Competition Agreement, each executed simultaneously herewith, and which together constitute


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one agreement, supersedes any prior agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and agreement with respect to the subject matter hereof and thereof, and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement which is signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

  10. Severability.

      In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement the day and year first above written.

                                    NOVOSTE CORORATION


                                    By:
                                        ---------------------------
                                          Thomas D. Weldon,
                                          President and C.E.O.

                                    EMPLOYEE:


                                    -------------------------------
                                          Dr. Raoul Bonan